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                                                                   EXHIBIT 23.1

                       CONSENT OF MAULDIN & JENKINS, LLC


                         CONSENT OF INDEPENDENT AUDITOR


We have issued our report, dated February 22, 2000, accompanying the financial statements as of and for the period ended December 31, 1999 contained in the Registration Statement on Form SB-2 of SouthernBank Holdings, Inc. (the "Registration Statement") and the Prospectus constituting a part thereof (the "Prospectus"). We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                          /s/ Mauldin & Jenkins, LLC


April 26, 2000